EXECUTION COPY

DEMONSAW LLC MEMBERSHIP INTEREST PURCHASE AGREEMENT

BETWEEN

FUTURE TENSE SECURE SYSTEMS INC.

AS SELLER

AND

MGT CAPITAL INVESTMENTS, INC.

AS BUYER

March 3, 2017

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DEMONSAW LLC MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Demonsaw LLC Membership Interest Purchase Agreement (“Agreement”) is entered into on March 3, 2017, between Future Tense Secure Systems Inc., a Colorado corporation (“Future Tense” or the “Seller”), with the primary office of _6845 Hwy. 90E, Suite 105-251, Daphne, Al 36526 , and MGT Capital Investments, Inc., a Delaware corporation (“MGT” or the “Buyer”), with an address of 512 S. Mangum Street, Suite 408, Durham, NC 27701.

WHEREAS, Seller currently owns 46% of the membership interests (the “LLC Interests”) in Demonsaw, LLC, a Delaware limited liability company (“Demonsaw” or the “Company”).

WHEREAS, Seller desires to sell all of its LLC Interests to Buyer, and Buyer desires to purchase such LLC Interests from Seller.

WHEREAS, the Company is managed by its manager, Eric J. Anderson, an individual with address at 5 Robin Hood Road, Windham, NH 03087.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by this Agreement, agree as follows:

1.        PURCHASE OF LLC INTERESTS.

1.1 Sale of the LLC Interests. Subject to the terms and conditions of this Agreement, at Closing, Seller shall sell, assign, transfer and deliver the LLC Interests to Buyer, free and clear of all Encumbrances. The assignment of the LLC Interests shall be in the form set forth in Exhibit A (the “LLC Interest Assignment”). The purchase of the LLC Interests by Buyer is referred to herein as the “Acquisition”.

1.2 Purchase Price. The purchase price to be paid by Buyer for the LLC Interests shall be two million (2,000,000) unregistered shares of Common Stock, par value $0.001 of MGT (the “Purchase Price Shares”) of MGT.

2.         CLOSING.

2.1        Closing. Upon the terms and subject to the conditions hereinbefore and hereinafter set forth, the consummation of this Agreement and the Acquisition contemplated herein (the “Closing”) shall take place on the date hereof, or on such other date as agreed to by the parties (the “Closing Date”).

2.2        Actions of Seller at Closing. At or prior to Closing, Sellers shall deliver to Buyer the following:

(a)	Assignment. The LLC Interest Assignment substantially in the form as attached Exhibit A signed by Sellers;

(b)	Other. Such other instruments and documents as the Buyer shall reasonably or customarily request.

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2.3        Actions of Buyer at Closing. At Closing, Buyer shall deliver to Seller the following:

(a)	Payment. The Purchase Price Shares due pursuant to Section 1.2, represented by the duly authorized and issued stock certificate(s) bearing the appropriate restrictive legend as described in Section 3.13; and

(b)	Other. Such other instruments and documents as Seller or the Company may reasonably request to effect the transactions contemplated hereby.

2.4        Taking of Necessary Action; Further Action. Buyer and Sellers will take all reasonable and lawful actions as may be necessary or appropriate, including but not limited to signing the related resolutions by the boards of directors of MGT and Seller and certificates by the authorized officers of MGT and Seller, the in order to effectuate the Acquisition in accordance with this Agreement as promptly as possible.

2.5        Condition to Closing.

(a)   Conditions to Obligations of Each Party. The respective obligations of each party to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing, of the following condition:

No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any action have been taken by any Governmental Authority seeking any of the foregoing, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

(b)   Additional Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (it being understood that each such condition is solely for the benefit of Seller and may be waived by Seller in writing in its sole discretion without notice, liability or obligation to any Person):

(i)   The representations and warranties of Buyer in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the date of this Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date). Buyer shall have performed and complied in all material respects with all obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(ii)   Seller shall have received each of the deliverables required to be made by Buyer to Seller pursuant to Section 2.3.

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(c)   Additional Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (it being understood that each such condition is solely for the benefit of the Buyer and may be waived by the Buyer in writing in its sole discretion without notice, liability or obligation to any Person):

(i)   The representations and warranties of Seller in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the date of the Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date). Seller shall have performed and complied in all material respects with all obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(ii)   Buyer shall have received each of the deliverables required to be made by Seller to Buyer pursuant to Section 2.2.

3.         REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows:

3.1        Powers; Consents; Absence of Conflicts with Other Agreements. The execution, delivery, and performance by Seller of this Agreement and all other documents and agreements referenced herein, or ancillary hereto, to which Seller is a party, and the consummation by Seller of the transactions contemplated by this Agreement and the Transaction Documents, as applicable:

(a)   do not require any approval or consent to be obtained by any party other than Demonsaw or from, or filing required to be made by Seller with, any Governmental Agency bearing on the validity of this Agreement which is required by Law;

(b)   will not conflict with, result in any breach or contravention of, or the creation of any Encumbrance under, any indenture, agreement, lease, instrument or understanding to which Sellers or Demonsaw are a party or by which Seller or Demonsaw is bound;

(c)   will not violate any Law to which Seller or Demonsaw may be subject; and

(d)   will not violate any Governmental Order to which Seller or Demonsaw may be subject.

3.2        Due Authorization; Binding Agreement. Seller has the right, power, legal capacity and authority to enter into and perform this Agreement. This Agreement and all Transaction Documents are and will constitute the valid and legally binding obligations of Seller and are and will be enforceable against Seller in accordance with the respective terms hereof or thereof, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally from time to time in effect.

3.3        Litigation or Proceedings. There are no Actions pending or, to Seller’s Knowledge, threatened against Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

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3.4        Ownership of LLC Interests. Seller has the sole and unrestricted right to sell and/or transfer the LLC Interests. Upon transfer of the LLC Interests from Seller to Buyer, Buyer will have good and marketable title to the LLC Interests, free and clear of any and all Encumberance or claims.

3.5        No Broker’s or Finder’s Fees. Seller has not engaged or is liable for the payment of any fee to any finder, broker or similar Person in connection with the transactions described in this Agreement.

3.6        Advice of Counsel. Seller acknowledges that he has been encouraged to seek legal counsel and been given the opportunity to seek such counsel with respect to this Agreement.

3.7        Capitalization.

(a)   The authorized and issued membership and limited liability company interests of the Company consist solely of those amounts set forth in the Disclosure Schedule included as Exhibit B hereto and no membership or limited liability interests of the Company are issued or outstanding that are not set forth on the Disclosure Schedule, and no such interests will be issued or outstanding as of the Closing Date that are not set forth on Disclosure Schedule. The Disclosure Schedule sets forth all holders of unvested membership or limited liability interests, and for each such owner thereof: (i) the number of unvested membership or limited liability interests, (ii) the terms of the Company’s or any other party’s rights to repurchase or acquire such membership or limited liability interests, (iii) the schedule on which such rights lapse and (iv) whether such repurchase rights lapse in full or in part as a result of any of the transactions contemplated by this Agreement or any other agreement or upon any other event or condition. True and complete copies of the membership or limited liability interests issued and the limited liability company agreement of the Company have been provided to Buyer. The Company holds no treasury membership or limited liability interests. All issued and outstanding membership or limited liability interests of the Company have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of and are not subject to any right of rescission, right of first refusal or preemptive right, and have been offered, issued, sold and delivered by the Company in compliance with all requirements of Applicable Law and all requirements set forth in applicable Contracts. There is no Liability for dividends or distributions accrued and unpaid by the Company.

(b)   With the exception of the Bridge Notes, there are no membership interest appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or contracts outstanding to purchase or otherwise acquire any membership or limited liability interests or any securities or debt convertible into or exchangeable for Company membership or limited liability interests or obligating the Company or to grant, extend or enter into any such option, warrant, call, right, commitment, conversion privilege or preemptive or other right or Contract. There are no voting agreements, rights of first refusal, preemptive rights, co-sale rights or other restrictions applicable to any outstanding securities of the Company.

3.8        Information on Buyer.

Seller has been furnished with or has had access to such information and materials concerning Buyer as have been requested by Seller. In addition, Seller may have received in writing from MGT such other information concerning its operations, financial condition, prospects and other matters as Seller has requested in writing (such other information being collectively the “Other Written Information”) and considered all factors Seller deems material in deciding on the advisability of acquiring the Purchase Price Shares. Seller acknowledges it has access to the SEC filings of MGT and has reviewed the same, including all Risk Factors contained therein.

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Seller has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Purchase Price Shares offered by the Buyer of the size contemplated herein. The Seller represents that the Seller is able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment. The Seller has had a full opportunity to inspect the books and records of Buyer and to make any and all inquiries of Buyer’s and MGT’s officers and directors regarding the Buyer and its business, as Seller has deemed appropriate.

3.10        Information on Seller. The Seller, either alone or with their professional advisers who are unaffiliated with, has no equity interest in and is not compensated by Buyer or any affiliate or selling Agent of Buyer, directly or indirectly, has sufficient knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of an investment in the Purchase Price Shares offered and of making an informed investment decision with respect thereto and have the capacity to protect Seller’s own interests in connection with the proposed investment in the Purchase Price Shares.

3.11        Acquisition of Purchase Price Shares. Seller will acquire its Purchase Price Shares as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

3.12        Compliance with Securities Act. Seller understands and agrees that the Purchase Price Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (based in part on the accuracy of the representations and warranties of Seller contained herein), and that such Purchase Price Shares must be held indefinitely unless a subsequent disposition is registered under the Act or any applicable state securities laws or is exempt from such registration.

3.13        Legend. The certificate evidencing the Purchase Price Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE COMPANY, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

3.14        Communication of Offer. The offer to acquire the Purchase Price Shares was directly communicated to Seller by Buyer. At no time was Seller presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

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3.15        Restricted Securities. Seller is an “accredited investor” under Regulation D promulgated under the Act (“Regulation D”). Notwithstanding anything to the contrary contained in this Agreement, Seller may transfer the Purchase Price Shares to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any Person or entity means any other Person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such Person or entity. Affiliate includes each parent or subsidiary of a party hereto. For purposes of this definition, “control” means the power to direct the management and policies of such Person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

3.16        No Governmental Review. Seller understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Purchase Price Shares or the suitability of the investment in the Purchase Price Shares nor have such authorities passed upon or endorsed the merits of the offering of the Purchase Price Shares.

4.        REPRESENTATIONS AND WARRANTIES OF BUYER.

As of the Closing, Buyer represents and warrants to Seller the following:

4.1        Powers; Consents; Absence of Conflicts with Other Agreements, Etc. The execution, delivery, and performance by Buyer of this Agreement and all other agreements referenced herein, or ancillary hereto, to which Buyer is a party, and the consummation of the transactions contemplated herein by Buyer:

(a)   do not require any approval or consent to be obtained by any party other than the Company or from, or filing required to be made by Buyer with, any Governmental Agency bearing on the validity of this Agreement which is required by Law;

(b)   will not conflict with, result in any breach or contravention of, or the creation of any Encumbrance under, any indenture, agreement, lease, instrument or understanding to which Buyer is a party or by which Buyer is bound;

(c)   will not violate any Law to which Buyer may be subject; and

(d)   will not violate any Governmental Order to which Buyer may be subject.

4.2        Binding Agreement. This Agreement and all agreements to which Buyer will become a party pursuant hereto are and will constitute the valid and legally binding obligations of Buyer, and are and will be enforceable against Buyer in accordance with the respective terms hereof and thereof, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally from time to time in effect.

4.3        Proceedings. There are no claims, actions, proceedings or investigations pending or, to the Knowledge of Buyer, threatened, challenging the validity or propriety of the transactions contemplated by this Agreement.

4.4        No Broker’s or Finder’s Fees. Buyer has not engaged or is liable for the payment of any fee to any finder, broker or similar Person in connection with the transactions described in this Agreement.

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5.        CONFIDENTIALITY

5.1        Confidentiality. Seller agrees and acknowledges that all information concerning (i) the Buyer, their business and prospects, (ii) the financial performance of the Buyer, (iii) the Buyer’s officers, directors and employees, and (iv) the terms and conditions of this Agreement (collectively, the “Information”) are confidential and shall not be disclosed to any party, except as required by law.

5.2        Securities Laws. Seller agrees that the Information will not be used for any purpose other than in connection with evaluating a possible investment in Buyer, and that Seller will not disclose in any manner whatsoever such Information, the fact that Seller has received such Information or that discussions or negotiations are taking place.

6.        MISCELLANEOUS

6.1        Definitions. In this Agreement, the following terms have the following meanings:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agents” means, with respect to any Person, any and all directors, managers, officers, employees, consultants, financial advisors, bankers, attorneys, accountants and other agents of such Person.

“Bridge Notes” means those certain convertible debt securities issued by Demonsaw on or about May 25, 2016.

“Buyer’s Knowledge” or “Knowledge of Buyer” or any similar phrase means all facts and circumstances known by Buyer, without a duty of inquiry.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

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“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Sellers’ Knowledge” or “Knowledge of Sellers” or any similar phrase means all facts and circumstances known by Sellers, without a duty of inquiry.

“Transaction Documents” means this Agreement and each other agreement entered into pursuant to this Agreement.

6.2        Additional Assurances. From time to time after Closing, either party shall execute and deliver such other instruments and take such other actions as is reasonably requested to give effect to the transactions contemplated by this Agreement.

6.3        Cost of Transaction. Whether or not the transactions contemplated hereby are consummated, each party shall bear its own expenses in connection with this Agreement.

6.4        Choice of Law; Venue. This Agreement and the Acquisition, and all claims or causes of action that may be based upon, arise out of or relate to this Agreement or the Acquisition will be construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State without regard to conflicts of laws principles thereof. Any dispute arising under or in connection with any matter of any nature (whether sounding in contract or tort) relating to or arising out of this Agreement, shall be resolved exclusively by arbitration. The arbitration shall be in conformity with and subject to the applicable rules and procedures of JAMS. The arbitration shall be conducted before a panel of three (3) arbitrators, with one arbitrator to be selected by each of Sellers and Buyer and the third arbitrator to be selected by the arbitrators selected by the Parties. The Parties agree to be (a) subject to the exclusive jurisdiction and venue of the arbitration in New York, New York (b) bound by the decision of the arbitrator as the final decision with respect to the dispute, and (c) subject to the jurisdiction of both of the federal courts of the United States of America or the courts of the State, City and County of New York for the purpose of confirmation and enforcement of any award. The prevailing party in any arbitration shall be entitled to recover its costs and expenses (including attorney’s fees and expenses) from the non-prevailing party.

6.5        Waiver of Jury Trial. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT BE TRIED BY JURY. EACH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO DEMAND TRIAL BY JURY.

6.6        Enforcement of Agreement. Irreparable damage would occur if any of the provisions of this Agreement was not performed in accordance with its terms or was breached. The parties are entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, in addition to any other remedy to which they are entitled at law or in equity.

6.7        Survival. The representations, warranties and covenants of the parties shall survive Closing and shall not be affected or deemed waived by reason of any investigation made by or on behalf of any party (including by any of its representatives) or by reason of the fact that any party or any of its representatives knew or should have known that any such representation or warranty is, was or might be inaccurate.

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6.8        Benefit/Assignment. This Agreement inures to the benefit of and is binding upon the parties hereto and their respective legal representatives, successors, and assigns. No party may directly or indirectly, including by assignment, operation of Law or change of control, transfer or assign this Agreement without the prior written consent of the other party; provide that, following Closing, Buyer may do so without the consent of the other party.

6.9        No Third Party Beneficiaries. This Agreement is intended solely for the benefit of Buyer and Seller and their respective permitted successors or assigns, and does not confer third-party beneficiary rights upon any Person.

6.10      Waiver of Breach. The waiver by any party of a breach or violation of any provision of this Agreement is not a waiver of any subsequent breach of the same or any other provision hereof.

6.11      Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. This Agreement is to be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. Annexes and exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

6.12      Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

6.13      Gender and Number. Whenever the context of this Agreement requires, the gender of all words herein includes the masculine, feminine, and neuter, and the number of all words herein includes the singular and plural.

6.14      Divisions and Headings. The division of this Agreement into articles, sections and subsections and the use of captions and headings are for convenience and have no legal effect in construing the provisions of this Agreement.

6.15      Entire Agreement. This Agreement, including all exhibits and annexes hereto, and the Transaction Documents, supersedes all previous contracts, and constitutes the entire agreement among the parties regarding its subject matter. No party is entitled to benefits other than those specified herein. No oral statements or prior written material not specifically incorporated herein is of any force or effect.

6.16      Amendment. This Agreement may be amended, modified or supplemented only by an agreement in writing signed by each party hereto.

6.18      Counterparts. This Agreement may be executed in counterparts, each of which will be an original, and all of which together will be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission will have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS IMMEDIATELY]

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IN WITNESS WHEREOF, the parties have executed this Agreement in multiple originals as of the date first above written.

SELLER:

Future Tense Secure Systems Inc.

By:	/s/ Tom Guscinski
Name:	Tom Guscinski
Title:	President

BUYER:

MGT Capital Investments, Inc.

By:	/s/ Robert Ladd
Name:	Robert Ladd
Title:	President

[SIGNATURE PAGE TO DEMONSAW LLC MEMBERSHIP INTEREST PURCHASE AGREEMENT]

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EXHIBIT A

ASSIGNMENT OF MEMBERSHIP INTEREST

THIS ASSIGNMENT OF MEMBERSHIP INTEREST (this “Assignment”) dated as of March 3, 2017 is made by and between Future Tense Secure Systems Inc., a Colorado corporation (“Future Tense” or the “Assignor”) and MGT Capital Investments, Inc., a Delaware corporation (“MGT” or the “Assignee”), with an address of 512 S. Mangum Street, Suite 408, Durham, NC 27701.

RECITALS

A.    Assignor is the holder of forty-six percent (46%) of the membership interest (the “Membership Interest”) in Demonsaw, LLC, a Delaware limited liability company (“Demonsaw” or the “Company”).

B.     Assignor desires to transfer and assign to Assignee the Membership Interest pursuant to the terms of that certain Demonsaw LLC Membership Interest Purchase Agreement dated the date hereof between Assignors and Assignee (the “Purchase Agreement”); and

C.     Assignee desires to accept the assignment of the Membership Interest and to accept and assume the terms and conditions of the Operating Agreement of Demonsaw, (the “Operating Agreement”) with respect to the Membership Interest.

In consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Assignment. Subject to the terms and conditions in this Assignment and the Purchase Agreement, Assignor hereby transfers and assigns to Assignee the Membership Interest.

2. Admission as Substituted Member. As of the date hereof, and subject to the terms and conditions of this Assignment, Assignee shall become a substituted member in Demonsaw with respect to the Membership Interest in compliance with the terms of the Operating Agreement.

3. Assumption. Assignee agrees to accept, adopt and be bound by the terms, provisions and conditions of the Operating Agreement.

4. Representations by Assignor. Assignor does hereby represent and warrant to Assignee that: (i) Assignor is the legal and beneficial owner and holder of the Membership Interest and (ii) the Membership Interest is not subject to any lien or assessment by any of Assignor’s creditors or by any other person or entity.

5. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of each of the parties hereto and their respective heirs, legal representatives, successors and assigns.

6. General Provisions.

(a) Entire Agreement. This Assignment supersedes any prior or contemporaneous understandings or agreements between the parties respecting the subject matter hereof and constitutes the entire understanding and agreement between the parties with respect to the assignment of the Membership Interest.

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(b) Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

(c) Further Assurances. The parties hereto covenant and agree that they will execute such further instruments and documents as may be necessary or convenient to effectuate and carry out the transaction contemplated by this Assignment.

(d) Counterpart Execution. This Assignment may be executed in any number of counterparts, all of which together shall for all purposes constitute one agreement, binding on all the parties hereto, notwithstanding that all the parties hereto have not signed the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment effective as of the day and year first above written.

ASSIGNOR:

Future Tense Secure Systems Inc.

By:
Name:	Tom Guscinski
Title:	President

ASSIGNEE:

MGT Capital Investments, Inc.

By:
Name:	Robert Ladd
Title:	President

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EXHIBIT B

CAPITALIZATION OF DEMONSAW

Eric Anderson 50%

Future Tense Secured Systems, Inc. 46%

Round House LLC 4%

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